Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

PBF LOGISTICS LP

PBF LOGISTICS FINANCE CORPORATION

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS ON FOLLOWING PAGE

(Exact name of obligor as specified in its charter and the Registrant Guarantors identified in the Table of Additional Registrant Guarantors below)

Delaware	35-2470286
Delaware	36-4808863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Sylvan Way, Second Floor
Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip code)

6.875% Senior Notes due 2023

(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Delaware City Logistics Company LLC	Delaware	61-1758623
Delaware City Terminaling Company LLC	Delaware	37-1719133
Delaware Pipeline Company LLC	Delaware	27-2198577
Paulsboro Natural Gas Pipeline Company LLC	Delaware	75-2670443
PBF Logistics Products Terminals LLC	Delaware	36-4826036
PBFX Operating Company LLC	Delaware	81-3654373
Toledo Terminaling Company LLC	Delaware	37-1769303
Torrance Valley Pipeline Company LLC	Delaware	30-0887339
PBF Energy Company LLC	Delaware	61-1622166

(1)	The address for each Registrant Guarantor is One Sylvan Way, Second Floor, Parsippany, New Jersey 07054 and the telephone number for each registrant is (973) 455-7500

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

NA

Item 3.-15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 12th day of March, 2018.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

EXHIBIT 7

Board of Governors of the Federal Reserve System OMB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires March 31, 2020 Page 1 of 85 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business September 30, 2017 20170930 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting Signature of Chief Financial Officer (or Equivalent) 10/27/2017 Date of Signature Submission of Reports Each bank must file its Reports of Condition and Income (Call Report) data by either: (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR. For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. FDIC Certificate Number 623 (RSSD 9050) Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. This report form is to be filed by banks with domestic offices only except those banks that file the FFIEC 051. Banks with foreign offices (as defined in the instructions) must file FFIEC 031. schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. Director (Trustee) Director (Trustee) Director (Trustee) To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) New York City (RSSD 9130) NY 10005 State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH81 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 74.9 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 09/2017

FFIEC 041 Page 15 of 85 RC-1 Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2017 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) 0081 34,000 1.a. b. Interest-bearing balances (2) 0071 20,482,000 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2.a. b. Available-for-sale securities (from Schedule RC-B, column D) 1773 0 2.b. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold B987 0 3.a. b. Securities purchased under agreements to resell (3) B989 12,000,000 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale 5369 0 4.a. b. Loans and leases held for investment B528 9,746,000 4.b. c. LESS: Allowance for loan and lease losses 3123 18,000 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) B529 9,728,000 4.d. 5. Trading assets (from Schedule RC-D) 3545 0 5. 6. Premises and fixed assets (including capitalized leases) 2145 13,000 6. 7. Other real estate owned (from Schedule RC-M) 2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies 2130 0 8. 9. Direct and indirect investments in real estate ventures 3656 0 9. 10. Intangible assets: a. Goodwill 3163 0 10.a. b. Other intangible assets (from Schedule RC-M) 0426 25,000 10.b. 11. Other assets (from Schedule RC-F) 2160 1,043,000 11. 12. Total assets (sum of items 1 through 11) 2170 43,325,000 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) 2200 32,086,000 13.a. (1) Noninterest-bearing (4) 6631 27,130,000 13.a.(1) (2) Interest-bearing 6636 4,956,000 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (5) B993 774,000 14.a. b. Securities sold under agreements to repurchase (6) B995 0 14.b. 15. Trading liabilities (from Schedule RC-D) 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) 3190 165,000 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (7) 3200 0 19. 20. Other liabilities (from Schedule RC-G) 2930 1,337,000 20. 21. Total liabilities (sum of items 13 through 20) 2948 34,362,000 21. 22. Not applicable 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Includes all securities resale agreements, regardless of maturity. 4. Includes noninterest-bearing demand, time, and savings deposits. 5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 6. Includes all securities repurchase agreements, regardless of maturity. 7. Includes limited-life preferred stock and related surplus. 09/2017